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                                                                  EXHIBIT 23(2)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report on Teletrac, Inc. and to all references to our Firm included in or made a part of this registration statement.

Los Angeles, California
September 17, 1997

                                          Arthur Andersen LLP

                                          /s/ Arthur Andersen LLP